Exhibit 99.1

GFI Group Inc. Announces Third Quarter 2011 Results;

Declares Quarterly Cash Dividend

•                  GAAP Total Revenues: $276.0 Million; Non-GAAP Total Revenues: $272.9 Million

•                  GAAP Net Revenues: $238.5 Million; Non-GAAP Net Revenues: $235.4 Million

•                 GAAP Net Income: $6.1 Million or $0.05 per Diluted Share;

•                 Non-GAAP Net Income: $11.6 Million or $0.09 per Diluted Share;

•                 Quarterly Cash Dividend Declared of $0.05 per Share

New York,  October 27, 2011 — GFI Group Inc. (NYSE: GFIG; GFI or The Company), a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets, reported today its financial results for the third quarter ended September 30, 2011.

Highlights

•                  GAAP net revenues were $238.5 million for the third quarter of 2011, an increase of 30.1% from $183.2 million in the third quarter of 2010.  On a non-GAAP basis, net revenues increased 25.1% to $235.4 million from $188.1 million in the third quarter of 2010.

•                  Brokerage revenues for the third quarter of 2011 increased 22.0% to $213.2 million on both a GAAP and a non-GAAP basis, as compared with $174.7 million in the third quarter of 2010.

•                  Compensation and employee benefits expense in the third quarter of 2011 was 67.1% and 68.0% of net revenues on a GAAP and non-GAAP basis, respectively. This compares with 72.8% and 70.9% of net revenues on a GAAP and non-GAAP basis, respectively, in the third quarter of 2010.

•                  Non-compensation expenses were 29.1% of net revenues on a GAAP basis and 24.7% on a non-GAAP basis in the third quarter of 2011.  This compares with 29.1% of net revenues on a GAAP basis and 26.1% on a non-GAAP basis in the third quarter of 2010.

•                  GAAP net income for the third quarter of 2011 was $6.1 million, or $0.05 per diluted share, compared with a net loss of $2.5 million, or $0.02 per diluted share, in the third quarter of 2010.  On a non-GAAP basis, net income was $11.6 million, or $0.09 per diluted share, for the third quarter of 2011, compared with $3.7 million, or $0.03 per diluted share, in the third quarter of 2010.

•                  For the nine months ended September 30, 2011, GAAP net revenues were $676.2 million, up 13.0%, compared with $598.6 million for the same period in 2010.  Net income on a GAAP basis for the first three quarters of 2011 was $19.0 million, or $0.15 per diluted share, compared to $21.3 million, or $0.17 per diluted share, in the first three quarters of 2010.  On a non-GAAP basis, net revenues for the nine months ended September 30, 2011 were $681.9 million, up 13.2%, compared with $602.5 million in the same period in 2010, while net income for the first three quarters of 2011 was $34.0 million, or $0.27 per diluted share, compared with $30.1 million, or $0.24 per diluted share, in the same period of 2010.

•                  Beginning with this release, GFI will report “cash earnings” and “cash earnings per share.”  Cash earnings are a non-GAAP measure of operating performance which reflects cash generated from GFI’s ongoing operations that management considers available for distribution to shareholders, reinvestment in the business or other business purposes.  Cash earnings excludes depreciation and amortization, including the amortization of restricted stock units and cash sign-on bonuses, as well as the non-operating, non-recurring or non-cash items adjusted to arrive at GFI’s non-GAAP net income.

The amount of actual distributions to shareholders in any period will typically be less than the cash earnings for that period.

•                  Cash earnings for the three month period ended September 30, 2011 were $32.0 million, or $0.26 per diluted share, as compared with $22.4 million, or $0.18 per diluted share, for the same period in 2010.  Cash earnings were $94.9 million, or $0.75 per diluted share, for the nine months ended September 30, 2011, a 7% increase over the $88.8 million, or $0.71 per diluted share, generated in the same period of 2010.

Michael Gooch, Chairman and Chief Executive Officer of GFI, commented: “Non-GAAP net revenues were up 25.1% year-over-year as volatile market conditions, our efforts to expand and further diversify our business and our growing software, analytics and market data businesses led to significant revenue growth across all brokerage product categories and regions, as well as across all business segments.  This broad-based growth included brokerage revenues increasing 22.0%, Kyte non-GAAP net revenues increasing 117.8%, Trayport software revenues rising 34.9% and analytics and market data product revenues increasing 11.5%, year over year.

“We saw double digit growth across all brokerage product categories and geographical regions as we benefitted from our investments to diversify our product and geographical reach, as well as from our increasingly strong position in emerging markets globally.  It should be noted that last week we announced the opening of our new office in Nyon, Switzerland that will initially focus on emerging market financial and fixed income products, complementing our existing emerging market business in London.  We will continue to invest in areas that provide for synergies with our trading platforms, have growth potential, are complementary to our existing businesses and aim to achieve an attractive return on our investment.

“Compensation and employee benefits expense and non-compensation expenses showed improvement as a percentage of net revenues on a GAAP and a non-GAAP basis, largely due to higher revenues.  We continue to monitor and review our cost structure and will provide additional information regarding our cost reduction initiatives in the coming quarters.

“Looking at October 2011 to date, our preliminary brokerage revenues for the month are tracking up 3% compared with brokerage revenues for the same month last year.  This October performance follows an active and volatile third quarter in which the U.S. and European debt crises and global economic fears unsettled the markets.

“We remain fully-engaged with regulators in the U.S. and Europe as OTC derivative market rules are developed defining certain aspects of how we will do business in the future.  We also continue to invest in our technology and infrastructure to transition our derivative brokerage operations to the new market landscape post-regulation.

“We introduced additional non-GAAP performance metrics this quarter and will now report cash earnings and cash earnings per share, which, we believe, provide more insight into the cash generating capabilities of our business.  Our cash earnings per diluted share for the third quarter of 2011 were up 44% to $0.26 per share as compared with $0.18 per share in the year ago period.

Mr. Gooch concluded:  “We are pleased to declare a quarterly cash dividend of $0.05 per share to our shareholders.”

Revenues

Total revenues were $276.0 million and $272.9 million on a GAAP and non-GAAP basis, respectively, in the third quarter of 2011, as compared with $210.0 million and $214.9 million on a GAAP and non-GAAP basis in the third quarter of 2010.  Net revenues were $238.5 million and $235.4 million on a GAAP and non-GAAP basis, respectively, in the third quarter of 2011, as compared with $183.2 million and $188.1 million on a GAAP and non-GAAP basis in the third quarter of 2010.  Non-GAAP net revenues in the third quarter of 2011 excluded a $4.2 million mark-to-market gain on forward hedges of future foreign currency revenues and a $1.2 million mark-to-market loss related to a future purchase commitment.

Brokerage revenues in the third quarter of 2011 were $213.2 million compared with $174.7 million in the third quarter of 2010.  By product category, brokerage revenues for the third quarter of 2011 increased 18.1% in fixed income, 32.3% in financial, 23.2% in equity and 16.5% in commodity, compared with the third quarter of 2010.  Likewise, by geographic region, brokerage revenues for the third quarter of 2011 increased 25.6% in Europe, the Middle East and Africa; 25.8% in Asia-Pacific; and 16.8% in the Americas, compared with the third quarter of 2010.

Revenues from trading software, analytics and market data products for the third quarter of 2011 were $18.8 million, up 26.4% from the third quarter of 2010.

Expenses

For the third quarter of 2011, compensation and employee benefits expense was $160.0 million on a GAAP and non-GAAP basis, compared with $133.3 million on a GAAP and non-GAAP basis in the third quarter of 2010.  Compensation and employee benefits expense decreased to 67.1% and 68.0% of net revenues on a GAAP and non-GAAP basis, respectively, in the third quarter of 2011 from 72.8% and 70.9% of net revenues on a GAAP and non-GAAP basis in 2010.

On a GAAP basis, non-compensation expenses for the third quarter of 2011 were $69.5 million, or 29.1% of net revenues, compared with $53.3 million, or 29.1% of net revenues, in the third quarter of 2010.  On a non-GAAP basis, non-compensation expenses for the third quarter of 2011 were $58.1 million, or 24.7% of net revenues, compared with $49.2 million, or 26.1% of net revenues, in the third quarter of 2010.  Non-GAAP non-compensation expenses in the third quarter of 2011 excluded $6.0 million of redemption costs related to our Senior Notes that were due in 2013, a $2.3 million write-down on an investment in an unconsolidated affiliate and $3.1 million in intangible asset amortization.

The effective tax rate for the nine months ended September 30, 2011 was 28.0% on a GAAP basis and 30.0% on a non-GAAP basis.  This compares with 31.0% on both a GAAP and a non-GAAP basis in the first nine months of 2010, and 18.5% on a GAAP basis and 25.0% on a non-GAAP basis for the full-year 2010.

Earnings

Net income on a GAAP basis for the third quarter of 2011 was $6.1 million, or $0.05 per diluted share, compared with a net loss of $2.5 million, or $0.02 per diluted share, in the third quarter of 2010.  On a non-GAAP basis, net income for the third quarter of 2011 was $11.6 million, or $0.09 per diluted share, compared with $3.7 million, or $0.03 per diluted share, for the third quarter of 2010.

On a non-GAAP basis, cash earnings for the third quarter of 2011 were $32.0 million, or $0.26 per diluted share, compared with $22.4 million, or $0.18 per diluted share, for the same period in 2010.

Nine Month Results

Net revenues for the nine months ended September 30, 2011 were $676.2 million on a GAAP basis, compared to net revenues of $598.6 million for the nine months ended September 30, 2010.  Net income was $19.0 million, or $0.15 per diluted share, for the nine months ended September 30, 2011 compared with net income of $21.3 million, or $0.17 per diluted share, for the same period in 2010.

On a non-GAAP basis, net revenues for the nine months ended September 30, 2011 were $681.9 million compared to $602.5 million for the same period in 2010.  Net income was $34.0 million, or $0.27 per diluted share, for the nine months ended September 30, 2011 compared with net income of $30.1 million, or $0.24 per diluted share, for the first nine months of 2010.

On a non-GAAP basis, cash earnings for the nine months ended September 30, 2011 were $94.9 million, or $0.75 per diluted share, compared with $88.8 million, or $0.71 per diluted share, for the same period in 2010.

Non-GAAP Financial Measures

To supplement GFI’s unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance.  The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.  The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP net income, non-GAAP diluted earnings per share, cash earnings and cash earnings per share. These non-GAAP financial measures currently exclude from the Company’s statement of income amortization of acquired intangibles and certain other items that management views as non-operating, non-recurring or non-cash as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating, non-recurring or non-cash items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.  The non-GAAP financial measures also take into account estimated adjustments to income tax expense with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook.  GFI’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes.  Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets on its financial results.  GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of these non-GAAP financial measures to GAAP is included in the financial tables attached to this release.

Dividend Declaration

The Board of Directors of GFI has declared a quarterly cash dividend of $0.05 per share payable on November 30, 2011 to shareholders of record on November 15, 2011.

Conference Call

GFI has scheduled an investor conference call to discuss its third quarter results at 8:30 a.m. (Eastern Time) on Friday, October 28, 2011. Those wishing to listen to the live conference call via telephone should dial 1-800-860-2442 in North America and +1-412-858-4600 in Europe, and ask for “GFI”.

A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available at the same site.

Supplementary Financial Information

GFI has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,200 people with additional offices in London, Paris, Nyon, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Dubai, Dublin, Tel Aviv, Calgary, Los Angeles and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the

Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Christopher Giancarlo

Executive Vice President

investorinfo@gfigroup.com

Chris Ann Casaburri

Investor Relations Manager

212-968-4167

chris.casaburri@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com

- FINANCIAL TABLES FOLLOW -

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GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues
Agency commissions	$151,446	$125,011	$435,442	$406,465
Principal transactions	61,711	49,677	186,673	166,499
Total brokerage revenues	213,157	174,688	622,115	572,964
Clearing services revenues	31,872	21,553	87,222	21,553
Interest income from clearing services	606	232	1,618	232
Equity in net earnings of unconsolidated businesses	4,260	1,875	9,943	1,886
Software, analytics and market data	18,837	14,905	54,328	44,324
Other income (loss)	7,230	(3,263)	5,917	(595)
Total revenues	275,962	209,990	781,143	640,364

Interest and transaction-based expenses
Transaction fees on clearing services	30,388	20,729	84,209	20,729
Transaction fees on brokerage services	6,673	5,887	19,357	20,865
Interest expense from clearing services	439	138	1,382	138
Total interest and transaction-based expenses	37,500	26,754	104,948	41,732
Revenues, net of interest and transaction-based expenses	238,462	183,236	676,195	598,632

Expenses
Compensation and employee benefits	159,980	133,345	466,300	419,117
Communications and market data	15,187	13,788	45,364	36,369
Travel and promotion	9,723	8,665	30,124	26,899
Rent and occupancy	6,322	5,867	18,183	16,553
Depreciation and amortization	9,990	8,851	29,665	24,879
Professional fees	6,866	7,055	19,641	19,899
Interest on borrowings	12,035	3,066	18,247	8,371
Other expenses	9,353	5,984	21,559	15,437
Total other expenses	229,456	186,621	649,083	567,524

Income (loss) before provision for (benefit from) income taxes	9,006	(3,385)	27,112	31,108

Provision for (benefit from) income taxes	2,884	(1,050)	7,592	9,643

Net income (loss) before attribution to non-controlling shareholders	6,122	(2,335)	19,520	21,465

Less: Net income attributable to non-controlling interests	57	151	558	151
GFI’s net income (loss)	$6,065	$(2,486)	$18,962	$21,314

Basic earnings (loss) per share	$0.05	$(0.02)	$0.16	$0.18
Diluted earnings (loss) per share	$0.05	$(0.02)	$0.15	$0.17

Weighted average shares outstanding - basic	117,717,234	121,943,158	119,187,808	120,059,960

Weighted average shares outstanding - diluted	125,420,736	121,943,158	127,052,814	124,665,379

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

As a Percentage of Net Revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues
Agency commissions	63.5%	68.2%	64.4%	67.9%
Principal transactions	25.9%	27.1%	27.6%	27.8%
Total brokerage revenues	89.4%	95.3%	92.0%	95.7%
Clearing services revenues	13.4%	11.8%	12.9%	3.6%
Interest income from clearing services	0.3%	0.1%	0.2%	0.1%
Equity in net earnings of unconsolidated businesses	1.8%	1.0%	1.5%	0.3%
Software, analytics and market data	7.8%	8.1%	8.0%	7.4%
Other income (loss)	3.0%	-1.7%	0.9%	-0.1%
Total revenues	115.7%	114.6%	115.5%	107.0%

Interest and transaction-based expenses
Transaction fees on clearing services	12.7%	11.3%	12.4%	3.5%
Transaction fees on brokerage services	2.8%	3.2%	2.9%	3.5%
Interest expense from clearing services	0.2%	0.1%	0.2%	0.0%
Total interest and transaction-based expenses	15.7%	14.6%	15.5%	7.0%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%	100.0%	100.0%

Expenses
Compensation and employee benefits	67.1%	72.8%	69.0%	70.0%
Communications and market data	6.4%	7.5%	6.7%	6.1%
Travel and promotion	4.1%	4.7%	4.4%	4.5%
Rent and occupancy	2.7%	3.2%	2.7%	2.8%
Depreciation and amortization	4.2%	4.8%	4.4%	4.1%
Professional fees	2.9%	3.8%	2.9%	3.3%
Interest on borrowings	5.0%	1.7%	2.7%	1.4%
Other expenses	3.9%	3.3%	3.2%	2.6%
Total other expenses	96.3%	101.8%	96.0%	94.8%

Income (loss) before provision for (benefit from) income taxes	3.7%	-1.8%	4.0%	5.2%

Provision for (benefit from) income taxes	1.2%	-0.5%	1.1%	1.6%

Net income (loss) before attribution to non-controlling shareholders	2.5%	-1.3%	2.9%	3.6%

Less: Net income attributable to non-controlling interests	0.0%	0.1%	0.1%	0.0%
GFI’s net income (loss)	2.5%	-1.4%	2.8%	3.6%

GFI Group Inc. and Subsidiaries

Selected Financial Data (unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Brokerage Revenues by Product Categories:
Fixed Income	$62,585	$52,975	$187,276	$185,269
Financial	52,571	39,731	150,673	116,964
Equity	45,785	37,172	138,147	131,325
Commodity	52,216	44,810	146,019	139,406

Total brokerage revenues	$213,157	$174,688	$622,115	$572,964

Brokerage Revenues by Geographic Region:
Americas	$83,175	$71,224	$235,780	$221,108
Europe, Middle East, and Africa	105,604	84,078	310,666	293,417
Asia-Pacific	24,378	19,386	75,669	58,439

Total brokerage revenues	$213,157	$174,688	$622,115	$572,964

	September 30,	December 31,
	2011	2010

Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$252,505	$313,875
Deposits with clearing organizations	29,338	26,845
Total balance sheet cash on hand	281,843	340,720
Balance sheet cash per share	2.36	2.79

Total assets (1)	2,098,150	1,271,024
Total debt, including current portion	250,000	192,446
Stockholders’ equity	477,499	490,711

Selected Statistical Data:
Brokerage personnel headcount (2)	1,258	1,161
Employees	2,148	1,990
Broker productivity for the period (3)	$169	$156

(1)

Total assets include receivables from brokers, dealers and clearing organizations of $1,082.0 million and $243.8 million at September 30, 2011 and December 31, 2010, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations for these unsettled transactions.

(2)	Brokerage personnel headcount includes brokers, traders, trainees and clerks.
(3)	Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

GFI Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

GAAP revenues	$275,962	$209,990	$781,143	$640,364
Mark-to-market (gain) loss on forward hedges of future foreign currency revenues	(4,210)	4,078	1,726	3,081
Fair value mark-to-market on future purchase commitment	1,175	809	2,738	809
Recovery of previously reserved balances	—	—	(609)	—
Accounting impact of increased ownership stake in an investee	—	—	1,863	—
Total Non-GAAP Revenues	272,927	214,877	786,861	644,254

GAAP interest and transaction-based expenses	37,500	26,754	104,948	41,732

Non-GAAP revenues, net of interest and transaction based expenses	235,427	188,123	681,913	602,522

GAAP other expenses	229,456	186,621	649,083	567,524
Amortization of intangibles	(3,130)	(2,114)	(9,235)	(4,941)
Debt redemption costs	(5,975)	—	(5,975)	—
Writedown of investment in unconsolidated affiliate	(2,255)	—	(2,255)	—
Professional & other fees for business development activities	—	(2,011)	—	(3,871)
Gain on settlement of pre-acquisition receivable	—	—	942	—
Non-GAAP other expenses	218,096	182,496	632,560	558,712

Non-GAAP pre-tax income	17,331	5,627	49,353	43,810

Income tax impact on Non-GAAP items	2,796	2,794	7,214	3,937
Non-GAAP provision for income taxes	5,680	1,744	14,806	13,580

Less: Net income attributable to non-controlling interests	57	151	558	151

GFI’s Non-GAAP net income	11,594	3,732	33,989	30,079

Non-GAAP diluted net income per share	$0.09	$0.03	$0.27	$0.24

Pre-tax adjustments to arrive at cash earnings
Amortization of RSU’s	7,777	6,894	23,186	20,189
Amortization of cash sign-on and retention bonuses	5,803	5,070	17,297	18,606
Depreciation and other amortization	6,860	6,737	20,430	19,938
Total pre-tax adjustments to cash earnings	20,440	18,701	60,913	58,733

Non-GAAP pre-tax cash earnings from ongoing operations	37,771	24,328	110,266	102,543

Non-GAAP provision for income taxes	5,680	1,744	14,806	13,580

Less: Net income attributable to non-controlling interests	57	151	558	151

GFI’s Non-GAAP net cash earnings from ongoing operations	$32,034	$22,433	$94,902	$88,812

Non-GAAP cash earnings per share	$0.26	$0.18	$0.75	$0.71

Weighted average shares outstanding - diluted	125,420,736	127,334,469	127,052,814	124,665,379

GFI Group Inc.

Adjusted EBITDA

($ in ‘000’s, except share and per share amounts)	3Q10	4Q10	1Q11	2Q11	3Q11	Last twelve months (LTM)

Net (loss) income per U.S. GAAP before attribution to non-controlling interests	$(2,335)	$4,454	$7,604	$5,794	$6,122

Plus: Net (income) loss attributable to non-controlling interests	(151)	(153)	(858)	357	(57)
GFI’s net (loss) income	(2,486)	4,301	6,746	6,151	6,065

Plus: Extraordinary and other non-recurring (gains) and losses (i.e., non-GAAP adjustments)	9,012	746	10,066	3,850	8,325

Plus: Interest expense	3,204	2,981	3,262	3,893	6,499

Less: Interest income	(914)	(774)	(690)	(1,090)	(996)

Plus: Income tax (benefit) expense	(1,050)	(3,759)	2,672	2,036	2,884

Plus: Depreciation and amortization expense (excluding intangibles)	6,737	6,678	6,842	6,728	6,860

Plus: Amortization of RSU’s	6,894	6,485	7,492	7,917	7,777

Plus: Amortization of cash sign-on bonuses	5,070	5,823	5,998	5,496	5,803

Adjusted EBITDA	$26,467	$22,481	$42,388	$34,981	$43,217	$143,067

Weighted average shares outstanding - diluted						125,420,736

Adjusted EBITDA per share (pre-tax)						$1.14